Form 8-K Exhibit 99.1
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August 23, 2007


Board of Directors
China Recycling Energy Corporation
429 Guangdong Road
Shanghai, China 200001


Dear Board of Directors of China Recycling Energy Corporation


I hereby resign my position as the member of the Board of Directors of China Recycling Energy Corporation (the "Company") and the member of any committee thereof, effective August 23, 2007. I also resign my position as President, Chairman and the Chief Technology Officer of the Company at the same time.

This resignation is not the result of any disagreement with the Company. I have no claim against the Company for fees or compensation relating to my services. I enjoyed my term serving the Board and the Company. I sincerely wish the Company continued success, and I want to thank you for all the support you have given me. Please feel free to contact me at any time if I can be of further assistance.



                                             Sincerely,



                                   Signature:

                                             /s/Guohua Ku
                                             ------------
                                             Guohua Ku